As filed with the Securities and Exchange Commission on May 18, 2022
Registration No. 333-252698
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BTRS Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	7371	83-3780685
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
Tel: (609) 235-1010
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Flint A. Lane
Chief Executive Officer
BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
Tel: (609) 235-1010
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)
Copies to:
Nicole Brookshire
Matthew Browne
Reid Hooper
Cooley LLP
500 Boylston Street
Boston, Massachusetts 02116
Tel: (617) 937-2300
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
BTRS Holdings Inc. (the “Company”) was originally known as South Mountain Merger Corp (“SMMC”). On January 12, 2021, the Company consummated the previously announced mergers pursuant to that certain Business Combination Agreement, dated October 18, 2020, as amended December 13, 2020, whereby Factor Systems, Inc. (dba Billtrust) (“Legacy Billtrust”) merged with and into subsidiaries of the Company.
On February 3, 2021, the Company filed a registration statement on Form S-1 (File No. 333-252698) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement was declared effective by the SEC on February 9, 2021 and registered the following:
•
the issuance by the Company of up to an aggregate of up to 12,500,000 shares of our Class 1 common stock, $0.0001 par value per share (“Common Stock”), issuable upon the exercise of 12,500,000 warrants (the “Warrants”) originally issued in the initial public offering of SMMC by the holders thereof; and

•
the resale from time to time by the selling securityholders named therein (the “Selling Securityholders”) of up to 116,237,007 shares of Common Stock, including (i) up to 9,259,666 shares of Common Stock issuable as earnout shares (shares of Common Stock or Class 2 Common Stock, par value $0.0001 per share (“Class 2 Common Stock”), that may be issued to Legacy Billtrust Stockholders if certain share prices of Common Stock are achieved and other conditions are satisfied) and (ii) up to 6,537,735 shares of Common Stock that are convertible from Class 2 Common Stock.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to convert the Registration Statement into a registration statement on Form S-3 and contains an updated prospectus relating to the resale of shares of Common Stock from time to time by the Selling Securityholders named therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable filing fees payable in connection with the registration of the shares of Common Stock covered by the Registration Statement were paid by us at the time of the initial filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 18, 2022
PRELIMINARY PROSPECTUS

Up to 111,295,261 Shares of Class 1 Common Stock

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 111,295,261 shares of our Class 1 common stock, $0.0001 par value per share (“Common Stock”), including 3,395,989 shares that are convertible from Class 2 Common Stock, par value $0.0001 per share (“Class 2 Common Stock”). We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Common Stock is currently listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “BTRS.” On May 17, 2022, the closing price of our Common Stock was $5.18.

Investing in our Common Stock involves risks. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying shares of Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2022.

i

INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the Securities Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•	our Current Reports on Form 8-K filed with the SEC on February 16, 2022, April 25, 2022, and May 17, 2022;
•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 9, 2022 (our “Annual Report on Form 10-K”);
•	our definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of Stockholders filed with the SEC on April 22, 2022;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 10, 2022; and
•	The description of the Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares of Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person who receives a copy of this prospectus on the written or oral request of that person made to:
BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
Attention: Investor Relations
Telephone: (609) 235-1010
ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the shares of Common Stock offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the shares of Common Stock offered by them described in this prospectus.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these shares of Common Stock in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
The Company was originally known as South Mountain Merger Corp (“SMMC”). On January 12, 2021, the Company consummated the previously announced mergers pursuant to that certain Business Combination Agreement, dated October 18, 2020, as amended December 13, 2020 (the “Business Combination Agreement”), whereby Factor Systems, Inc. (dba Billtrust) (“Legacy Billtrust”) merged with and into subsidiaries of the Company (the “Business Combination”).
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Billtrust,” “we,” “us,” “our” and similar terms refer to BTRS Holdings Inc. and its consolidated subsidiaries (including Legacy Billtrust). References to “SMMC” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:
•	our financial and business performance, including the financial projections, forecasts, business metrics, and any underlying assumptions thereunder;
•	changes in our strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, and plans;
•	the capabilities and benefits to our customers of our technology platforms;
•	the advantages and expected growth of the Business Payments Network;
•	our ability to digitally transform the accounts receivable industry;
•	our ability to scale in a cost-effective manner;
•	developments and projections relating to our competitors and industry;
•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
•	geopolitical conditions, including the direct or indirect consequences of acts of war, terrorism, or social unrest;
•	the timing, outcome, and results of integrating our operations with newly acquired companies;
•	any disruption of management time from ongoing business operations due to recent acquisitions;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our business, expansion plans and opportunities;
•	our growth strategy for expanding our operations both within and outside the United States;
•
our ability to acquire or invest in businesses, products, or technologies that may complement or expand our products or platforms, enhance our technical capabilities, or otherwise offer growth opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:
•	the ability to maintain the listing of our Common Stock on Nasdaq;
•	changes in applicable laws or regulations;
•	the effect of the COVID-19 pandemic on our business;
•	our ability to execute our business model;
•	our ability to attract and retain customers and expand customers’ use of our products and services;
•	risks relating to the uncertainty of our projected financial and operating information;
•	our ability to raise capital;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	the direct or indirect consequences of acts of war, terrorism, or social unrest;
•	any disruption of management time from ongoing business operations due to recent acquisitions; and
•	other factors incorporated by reference herein, including those risks factors described in the section entitled “Risk Factors” under Part I, Item 1A of our Annual Report on Form 10-K.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
Business Overview
We are a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate business-to-business (“B2B”) commerce. For businesses around the world, there is a high degree of cost, risk, and complexity in timely receiving cash and recognizing revenue; We solve these problems by addressing both sides of the payment equation, delivering an order-to-cash platform that spans credit-to-cash application and collection, integrated with an open network connecting the B2B payments ecosystem.
Our solution is at the forefront of the ongoing digital transformation of accounts receivable (“AR”), providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoicing, cash application, and collections. Our Business Payments Network connects B2B buyers and sellers to a community of banks, FinTechs, and card brands. We automate payments from digital lockbox to final posting in enterprise resource planning, bridging receivables with buyers’ payment processes so sellers can manage cash flow more strategically and make it easier for customers to do business with them.
Customers use our software as a service (“SaaS”) platform to transition from expensive paper invoicing and check acceptance to efficient electronic billing and payments, simplifying and accelerating transactions. Our scalable platform lets our customers maximize straight-through processing of invoicing, payments, and cash application while also reducing headcount. The machine learning capabilities and rules engine within our SaaS platform continuously evolve to solve order-to-cash challenges and deliver a higher rate of touchless transactions. We work with industry-leading security partners and take proactive steps to keep data secure from threats. Collectively, our platform reduces the complexity of B2B commerce for our customers.
Our secure, proprietary platform offers customers multiple ways to present invoices (online, email, AP portal, and print/mail) and receive payments (credit card, automated clearing house, email, phone and paper check). Our electronic solutions team works closely with our customers to transition their users from paper invoices and payments to electronic, which results in accelerated savings, faster realization of cash, a reduced environmental footprint, and a better user experience. In turn, we benefit from margin expansion and incremental revenue through the monetization of electronic payments. We help customers prioritize which problems to solve, regularly assess return on investment, optimize the impact of digitization across processes, and drive more value for their companies, allowing AR teams to play a more strategic role in moving a business forward.
Corporate Information
The Company was originally known as SMMC. SMMC was incorporated in Delaware in February 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. SMMC completed its initial public offering (the “IPO”) in June 2019. On January 12, 2021, the Company consummated the Business Combination.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Billtrust,” “we,” “us,” “our” and similar terms refer to BTRS Holdings Inc. and its consolidated subsidiaries (including Legacy Billtrust). References to “SMMC” refer to our predecessor company prior to the consummation of the Business Combination.
Our principal executive offices are located at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648. Our telephone number is (609) 235-1010. Our website address is www.billtrust.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
Issuer
BTRS Holdings Inc.
Resale of Common Stock
Shares of Common Stock Offered by the Selling Securityholders
111,295,261 shares of our Common Stock, including up to 3,395,989 shares that are convertible from our Class 2 Common Stock
Shares of Common Stock Outstanding Prior to Conversion of Class 2 Common Stock
160,016,876 shares of Common Stock (as of May 4, 2022)
Shares of Common Stock Outstanding Assuming Conversion of Class 2 Common Stock
163,412,865 shares of Common Stock (based on the total shares outstanding as of May 4, 2022)
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders.
Market for Common Stock
Our Common Stock is currently listed on Nasdaq under the symbol “BTRS.”
Risk Factors
See “Risk Factors” and other information incorporated by reference in this prospectus for a discussion of factors you should consider before investing our securities.

RISK FACTORS
Investing in our Common Stock involves risks. Before you make a decision to invest in our Common Stock, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus from our Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. For more information, see “Where You Can Find More Information.” If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS
All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING SECURITYHOLDERS
The Selling Securityholders acquired the shares of our Common Stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO and in connection with the Business Combination. Pursuant to registration rights under certain agreements, we agreed to file a registration statement with the SEC for the purposes of registering for resale the shares of Common Stock issued to the Selling Securityholders pursuant to the Business Combination Agreement and certain other agreements.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of August 6, 2021 regarding the beneficial ownership of our Common Stock by the Selling Securityholders and the shares of Common Stock being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 160,016,876 shares of Common Stock outstanding as of May 4, 2022. Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of Common Stock offered and no other purchases or sales of our Common Stock. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold(1)
Name			Number	Percent+
AD I Limited(2)	146,933	146,933	—	—
American Funds Insurance Series - Global Small Capitalization Fund(3)	1,140,000	1,140,000	—	—
Entities affiliated with Bain Capital Venture Investors, LLC(4)	28,367,064	31,518,953	—	—
Charles B. Bernicker	384,522	374,522	—	—
Douglas Pauls	25,000	25,000	—	—
Flint A. Lane(5)	26,497,619	25,308,609	818,912	*
Entities affiliated with Franklin Advisors, Inc.(6)	6,750,000	6,750,000	—	—
Entities affiliated with Fidelity Investments(7)	4,520,000	4,520,000	—	—
Holly Flanagan	5,000	5,000	—	—
Mark Shifke(8)	1,087,116	179,546	707,135	*
Netherton Investments Limited(9)	4,051,154	4,051,154	—	—
Nicholas Dermatas	200,000	200,000	—	—
Riverwood Capital(10)	14,245,740	16,720,275	—	—
Robert Metzger	25,000	25,000	—	—
Schonfeld Strategic 460 Fund LLC	1,000,000	1,000,000	—	—
Scott O’Callaghan	15,000	15,000	—	—
SMALLCAP World Fund, Inc.(11)	4,340,000	4,340,000	—	—
Special Situations Investing Group II, LLC(12)	4,109,559	4,109,559	—	—
Steven Pinado(13)	2,007,789	191,172	1,355,919	*
Entities affiliated with TimesSquare Capital Management, LLC(14)	1,000,000	1,000,000	—	—
W Capital Partners(15)	8,625,685	9,567,147	—	—
Entities affiliated with Wellington Management(16)	107,391	107,391	—	—
*	Less than 1%.
+
Percentages based on shares of Common Stock outstanding after conversion of Special Situations Investing Group II, LLC's shares from Class 2 Common Stock to Common Stock upon its sale and transfer in the offering.

(1)
This table is based upon information supplied by the selling securityholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The table reflects certain transactions that occurred subsequent to August 6, 2021. The applicable percentage ownership of Common Stock is based on approximately 160,016,876 shares of Common Stock issued and outstanding on May 4, 2022, adjusted as required by rules promulgated by the SEC.
(2)
Andrew Dodd may be deemed to have power to vote or dispose of the registrable securities owned by AD I Limited. The business address for AD I Limited is Ground Floor, Harbour Reach, La Rue de Carteret, St Helier, Jersey, JE2 4HR, Channel Islands.

(3)	Michael Beckwith, Bradford F. Freer, Harold H. La, Aidan O’Connell and Gregory W. Wendt, as portfolio managers, may be deemed to have power to vote or dispose of the registrable securities.
(4)
This information is based solely on a Schedule 13D/A filed with the SEC on July 8, 2021. Consists of (i) 25,706,922 shares of Common Stock held by Bain Capital Venture Fund 2012, L.P. (“Venture Fund 2012”), (ii) 2,510,636 shares of Common Stock held by BCIP Venture Associates (“BCIP VA”) and (iii) 149,506 shares of Common Stock held by BCIP Venture Associates-b (“BCIP VA-B” and, together with Bain Capital Venture Fund 2012, L.P. and BCIP Venture Associates, the “Bain Capital Venture Entities”). Bain Capital Venture Investors, LLC (“BCVI”), the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the ultimate general partner of Venture Fund 2012 and governs the investment strategy and decision-making processes with respect to investments held by BCIP VA and BCIP VA-B. By virtue of the relationships described in this footnote, each of BCVI, Mr. Salem and Mr. Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Venture Entities. The business address of the Bain Capital Venture Entities is 200 Clarendon Street, Boston MA 02116.

(5)
Consists of (i) 17,894,947 shares of Common Stock, (ii) 7,839,466 shares of Common Stock held by Flint Lane Grantor Retained Annuity Trust and (iii) 763,206 shares of Common Stock issuable pursuant to options, as of March 31, 2022.

(6)
Consists of (i) 2,000,000 shares of Common Stock held by Franklin Strategic Series - Franklin Small Cap Growth Fund, (ii) 1,118,700 shares of Common Stock held by Franklin Strategic Series - Franklin Small-Mid Cap Growth Fund, (iii) 3,500,000 shares of Common Stock held by Franklin Templeton Investment Funds - Franklin Technology Fund and (iv) 131,300 shares of Common Stock held by Franklin Templeton Variable Insurance Products Trust - Franklin Small-Mid Cap Growth VIP Fund. Each of the above accounts is managed by Franklin Advisers, Inc. (“FAV”). FAV has three affiliated FINRA members, Franklin/Templeton Distributors, Inc., Templeton/Franklin Investment Services, Inc. and Franklin Templeton Financial Services Corp. All three entities are wholly-owned subsidiaries of Franklin Resources, Inc. (“FRI”), the parent of FAV, and only distribute funds for FRI and its subsidiaries.

(7)
Consists of (i) 734,153 shares of Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (ii) 22,631 shares of Common Stock held by Fidelity Blue Chip Growth Commingled Pool, (iii) 1,327 shares of Common Stock held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (iv) 80,137 shares of Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (v) 2,248 shares of Common Stock held by Fidelity Blue Chip Growth Institutional Trust, (vi) 95,048 shares of Common Stock held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (vii) 64,455 shares of Common Stock held by FIAM Target Date Blue Chip Growth Commingled Pool, (viii) 1,599,340 shares of Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (ix) 242,599 shares of Common Stock held by Variable Insurance Products Fund III: Growth Opportunities Portfolio, (x) 65,083 shares of Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (xi) 14,295 shares of Common Stock held by Fidelity U.S. Growth Opportunities Investment Trust, (xii) 78,683 shares of Common Stock held by Fidelity NorthStar Fund, (xiii) 132,061 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (xiv) 648,723 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (xv) 632,785 shares of Common Stock held by Fidelity Growth Company Commingled Pool, (xvi) 86,432 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund and (xvii) 20,000 shares of Common Stock held by Fidelity Select Portfolios: Select Consumer Finance Portfolio. Each of the above accounts is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR LLC is 245 Summer Street, V13H, Boston, MA 02110.

(8)	Consists of (i) 84,903 shares of Common Stock and (ii) 1,002,213 shares of Common Stock issuable pursuant to options, as of March 31, 2022.
(9)
Michael Platt may be deemed to have power to vote or dispose of the registrable securities owned by Netherton Investments Limited. The business address for Netherton Investments Limited is Ground Floor, Harbour Reach, La Rue de Carteret, St Helier, Jersey, JE2 4HR, Channel Islands.

(10)
This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022.Consists of (i) 2,954,508 shares of Common Stock held by Riverwood Capital Partners II (Parallel-B) L.P. and (ii) 11,291,232 shares of Common Stock held by Riverwood Capital Partners II L.P. (together with Riverwood Capital Partners II (Parallel-B) L.P., “Riverwood Capital”). Riverwood Capital II L.P. is the general partner of Riverwood Capital. The general partner of Riverwood Capital II L.P. is Riverwood Capital GP II Ltd. Riverwood Capital II L.P. and Riverwood Capital GP II Ltd. may be deemed to have shared voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital. All investment decisions with respect to the shares held by Riverwood Capital are made by a majority vote of a five-member investment committee, comprised of Francisco Alvarez-Demalde, Jeffrey Parks, Thomas Smach, Christopher Varelas, and Harish Belur. All voting decisions over the shares held by Riverwood Capital are made by a majority vote of Riverwood Capital GP II Ltd.’s eleven shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital. The business address of Riverwood Capital is 70 Willow Road, Suite 100 Menlo Park CA 94025-3652.

(11)
Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Dylan Yolles, Michael Beckwith and Arun Swaminathan, as portfolio managers, may be deemed to have voting and dispositive power with respect to the registrable securities owned by SMALLCAP World Fund, Inc.

(12)
Consists of (i) 3,395,989 shares issuable upon conversion from 3,395,989 shares of Class 2 Common Stock and (ii) 713,570 shares issued as earnout shares held by Special Situations Investing Group II, LLC. The shares are held of record by Special Situations Investing Group II, LLC, which is an affiliate of Goldman Sachs & Co. LLC, a New York limited liability company and a broker-dealer. Goldman Sachs & Co. LLC is a member of the New York Stock Exchange and other national exchanges. Goldman Sachs & Co. LLC is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc., or GS Group. GS Group is a public entity and its common stock is publicly traded on the New York Stock Exchange. The shares of common stock held by Special Situations Investing Group II, LLC were acquired in the ordinary course of its investment business and not for the purpose of resale or distribution. GS Group may be deemed to beneficially own the securities held by Special Situations Investing Group II, LLC. GS Group disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The mailing address for Special Situations Investing Group II, LLC is 200 West Street, New York, New York 10282.

(13)	Consists of (i) 104,951 shares of Common Stock and (ii) 1,902,838 shares of Common Stock issuable pursuant to options, as of March 31, 2022.
(14)
Consists of (i) 18,000 shares of Common Stock held by American Legacy Fund, (ii) 215,000 shares of Common Stock held by AMG TimesSquare Small Cap Growth Fund, (iii) 163,000 shares of Common Stock held by Cox Enterprises Inc. Master Trust, (iv) 27,000 shares of Common Stock held by Hallmark Cards Incorporated Master Trust (Small Cap), (v) 125,000 shares of Common Stock held by Savings Banks Employees Retirement Association, (vi) 8,000 Shares of Common Stock held by SUPERVALU INC. Retirement Plan, (vii) 18,000 shares of Common Stock held by The Kemper Ethel Marley Foundation, (viii) 425,000 shares of Common Stock held by TimesSquare Small Cap Growth Fund CIT and (ix) 1,000 shares of Common Stock held by Trudy Trust. TimesSquare Capital Management, LLC is the investment manager for each of the above referenced registered holders of the shares to be registered. The address for TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, NY 10036.

(15)
Consists of (i) 12,107 shares of Common Stock and 1,322 shares issued as earnout shares held by W Capital Greenwich LLC, (ii) 2,443,400 shares of Common Stock and 266,688 shares issued as earnout shares held by W Capital Partners III, L.P. and (iii) 6,170,178 shares of Common Stock and 673,452 shares issued as earnout shares held by WCP Holdings IV, L.P. (together with W Capital Greenwich LLC and W Capital Partners III L.P., “W Capital Partners”) at the Closing. Stephen Wertheimer is the sole general partner and managing member of W Capital Greenwich, LLC, and may be deemed to beneficially own and vote for the shares of Common Stock held directly by W Capital Greenwich, LLC. WCP GP III, LLC is the sole general partner of WCP GP III, L.P., which is the sole general partner of W Capital Partners III, L.P., and may be deemed to beneficially own and vote for the shares of Common Stock held directly by W Capital Partners III, L.P. Robert Migliorino, David Wachter and Stephen Wertheimer are the Managing Members of WCP GP III, LLC. WCP GP IV, LLC is the sole general partner of WCP GP IV, L.P., which is the sole general partner of WCP Holdings IV, L.P., and may be deemed to beneficially own and vote for the shares of Common Stock held directly by WCP Holdings IV, L.P. David Wachter, Blake Heston, Katherine Stitch, Alison Killilea and Todd Miller are the Managing Members of WCP GP IV, LLC. The business address of W Capital Partners is One East 52nd Street, 5th Floor New York NY 10022.

(16)
Consists of (i) 72,569 shares held by Bay Pond Partners, L.P., (ii) 10,675 shares held by Bay Pond Investors (Bermuda) L.P. and (iii) 24,147 shares held by Ithan Creek Master Investors (Cayman) L.P. Wellington Management Company LLP (“Wellington Management”) is the investment adviser of Bay Pond Partners, L.P., Bay Pond Investors (Bermuda) L.P. and Ithan Creek Master Investors (Cayman) L.P. (the “Wellington Clients”). Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. Under Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder, Wellington Management shares beneficial ownership over the shares held by the Wellington Clients; however, Wellington Management is a legal entity and not a natural person. The business address of the Wellington Clients is c/o Wellington Management Company, Attn: Valerie Tipping, 280 Congress St, Boston, MA 02210.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Securityholders or their permitted transferees from time to time of up to 111,295,261 shares of our Common Stock.
We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	in underwriter transactions;
•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction or any other national securities exchange on which our securities are listed or traded;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	through the writing or settlement of options (including put or call options), whether through an options exchange or otherwise;
•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	by pledge to secured debts and other obligations;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES To Non-U.S. Holders
The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock by non-U.S. Holders (as defined below). All prospective holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our Common Stock. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our Common Stock.
We assume in this discussion that a holder holds our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, tax-qualified retirement plans, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.
For purposes of this discussion, a “non-U.S. Holder” is neither a “U.S. Holder” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes). A “U.S. Holder” is any person that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (a) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of the trust's substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions
In general, any distributions we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “—Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will continue to be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our Common Stock which is held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.
Information Reporting and Backup Withholding.
Information returns may be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our Common Stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS
The validity of our Common Stock covered by this prospectus has been passed upon for us by Cooley LLP.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.billtrust.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our annual reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our quarterly reports on Form 10-Q; our current reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
You may request copies of these documents, at no cost to you, from our website (www.billtrust.com), or by writing or telephoning us at the following address:
BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
Attention: Investor Relations
(609) 235-1010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table is an estimate of the expenses payable by us in connection with the securities being registered hereby.
Amount
SEC registration fee	$219,527
FINRA filing fee	225,000
Legal fees and expenses	300,000
Accounting fees and expenses	110,000
Miscellaneous fees and expenses	25,000
Total	$879,527*
*
The SEC registration fee and certain other fees were previously paid in connection with the filing of the registration statement on Form S-1 (File No. 333-252698) with the SEC, to which this registration statement is Post-Effective Amendment No. 1.

Item 15.	Indemnification of Directors and Officers
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Charter and Bylaws provide for indemnification by us for our directors, officers and employees to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Charter provides for such limitation of liability to the fullest extent permitted by the DGCL.
We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Charter and Bylaws and to provide additional procedural protections. We believe that these provisions and agreements are necessary to attract qualified directors. There is no pending litigation or proceeding involving a director or executive officer for which indemnification is sought.
Item 16.	Exhibits
Exhibit No.	Description
2.1+
Business Combination Agreement, dated as of October 18, 2020, by and among South Mountain Merger Corp., BT Merger Sub I, Inc., BT Merger Sub II, LLC and Factor Systems, Inc. (d/b/a Billtrust) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 14, 2021).

2.2+
Amendment to Business Combination Agreement, dated as of December 13, 2020, by and among South Mountain Merger Corp., BT Merger Sub I, Inc., BT Merger Sub II, LLC and Factor Systems, Inc. (d/b/a Billtrust) (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on January 14, 2021).

Exhibit No.	Description
3.1
Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed on BTRS Holdings Inc.’s Current Report on Form 8-K, filed by the Registrant on January 14, 2021).

3.2
Amended and Restated By-Laws of the Company, dated January 12, 2021 (incorporated by reference to Exhibit 3.2 filed on BTRS Holdings Inc.’s Current Report on Form 8-K, filed by the Registrant on January 14, 2021).

4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 filed on BTRS Holdings Inc.’s Current Report on Form 8-K, filed by the Registrant on January 14, 2021).

4.2
Amended and Restated Registration Rights Agreement, dated October 18, 2020, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 4.4 filed on BTRS Holdings Inc.’s Current Report on Form 8-K, filed by the Registrant on January 14, 2021).

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 filed on BTRS Holdings Inc.’s Registration Statement on Form S-1, filed by the Registrant on February 3, 2021).

23.1*	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement).
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Filed herewith.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, State of New Jersey on May 18, 2022.
BTRS HOLDINGS INC.

By:	/s/ Flint A. Lane
Name:	Flint A. Lane
Title:	Chief Executive Officer and Chairman of the Board of Directors
Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Flint A. Lane	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 18, 2022
Flint A. Lane

/s/ Mark Shifke	Chief Financial Officer (Principal Financial Officer)	May 18, 2022
Mark Shifke

/s/ Andrew Herning	Senior Vice President, Finance (Principal Accounting Officer)	May 18, 2022
Andrew Herning

*	Director	May 18, 2022
Robert Farrell

*	Director	May 18, 2022
Matt Harris

*	Director	May 18, 2022
Clare Hart

*	Director	May 18, 2022
Lawrence Irving

*	Director	May 18, 2022
John Murray

*	Director	May 18, 2022
Juli Spottiswood

*By:	/s/ Flint A. Lane
Flint A. Lane Attorney-in-fact
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